AJ. ROBBINS, PC
                                                    Certified Public Accountants
                                                                 and Consultants






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 Amendment #2 of Pollution Research and Control Corp. of our report dated February 22, 2000 relating to the consolidated financial statements of Pollution Research and Control Corp. and to the reference made to our firm under the caption "Experts" which appear in such documents.




                                               /s/ A.J.Robbins, P.C.
                                               ---------------------
                                               A.J. ROBBINS, P.C.
                                               CERTIFIED PUBLIC ACCOUNTANTS
                                               AND CONSULTANTS



Denver, Colorado
June 15, 2000








               3033 East 1st Avenue * Suite 201 * Denver, CO 80206
                        303 321-1281 * Fax 303 321-1288